UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                December 8, 2006
                Date of Report (Date of earliest event reported)

                       First American Capital Corporation
             (Exact Name of Registrant as specified in its charter)




            Kansas                         0-25679               48-1187574
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)



                         1303 S.W. First American Place
                              Topeka, Kansas 66044
                    (Address of Principal Executive Offices)



                                 (785) 267-7077

              (Registrant's Telephone Number, Including Area Code)





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.


Closing of Stock Purchase and Sale Agreement
--------------------------------------------

On December 8, 2006, First American Capital Corporation (the "Company") closed (the "Closing") on a Stock Purchase and Sale Agreement (the "Agreement") with Brooke Corporation ("Brooke") of Overland Park, Kansas. Pursuant to the Agreement, the Company will, through a series of steps, sell shares of common stock that equate to 55% of the outstanding shares of the Company (the "Transaction") to Brooke for $3,000,000 in cash and execution of a Brokerage Agreement (as defined below).

At Closing, the Company issued 3,742,943 shares of common stock to Brooke, representing approximately 46.8% of the Company's authorized and issued common stock (the "Initial Shares"), to Brooke for $2,552,182 and execution of the Brokerage Agreement. As part of the Closing, the Company also issued Brooke a warrant (the "Warrant") to purchase an additional 1,643,460 shares of common stock to be authorized for issuance pursuant to forthcoming amendments to the Company's Articles of Incorporation (the "Amendments"). The Warrant is exercisable at a price of $447,818. Upon approval of the Amendment, Brooke will exercise the Warrant, thereby bringing Brooke's aggregate ownership to 55% of the then outstanding shares of common stock on a fully diluted basis.

Attached hereto as Exhibit 99.1 is the joint press release dated December 8, 2006 announcing the Closing of the Stock Purchase and Sale Agreement.

Brokerage Agreement
-------------------

On December 8, 2006, as part of the consideration under the Agreement, First Life Brokerage, Inc. ("FLB"), a subsidiary of the Company, and CJD & Associates, L.L.C. ("CJD"), Brooke's brokerage subsidiary, entered into an agreement by which, as of that date, FLB began transacting all new managing general agent loan brokerage business (the "Brokerage Agreement"). CJD operated such a business prior to Closing and, as part of the Brokerage Agreement, agreed not to engage in any new managing general agent loan brokerage business. Pursuant to the terms of the Agreement, Brooke will contribute funds to the Company as additional consideration for the issuance of the shares of the Company's common stock acquired pursuant to the Agreement, to the extent the pretax profits of FLB over a three year period beginning on December 8, 2006, are less than $6,000,000 in accordance with the schedule set forth in the Agreement.

Shared Services Agreement
-------------------------

On December 8, 2006, contemporaneously with the Closing, the Company entered into a Shared Services Agreement (the "Services Agreement") with Brooke, pursuant to which Brooke will provide many administrative and public-company compliance services to the Company, including, but not limited to, human resource services, payroll accounting, legal services, accounting, tax and auditing services, risk management, and corporate marketing services. The $5,000 monthly cost for these services should provide material cost savings to the Company. The Servicing Agreement terminates December 31, 2007.

John Van Engelen Employment Agreement
-------------------------------------

On December 8, 2006, contemporaneously with the Closing, John Van Engelen, President of First Life America Corporation ("FLAC"), entered into an employment agreement with the Company to continue to serve as President of FLAC (the "Van Engelen Agreement"). The Van Engelen Agreement runs through June 30, 2007, paying Mr. Van Engelen $144,800 annually in addition to a performance based bonus carried over from Mr. Van Engelen's previous employment agreement with the Company. Mr. Van Engelen's success fees related to the Transaction included an advancement of the performance bonus for 2006 which was paid out at Closing.

Mike Hess Employment Agreement
------------------------------

On December 8, 2006, contemporaneously with the Closing, Mike Hess entered into an employment agreement with the Company to serve as President of First Life Brokerage, Inc. (the "Hess Agreement"). The Hess Agreement is effective on January 1, 2007 and will pay Mr. Hess $130,000 annually in addition to other fringe benefits.

Item 3.02.  Unregistered Sales of Equity Securities.

On December 8, 2006, pursuant to the terms of the Agreement, the Company sold the Initial Shares and the Warrant to Brooke for $2,552,182 and execution of the Brokerage Agreement. The Warrant gives Brooke the ability, if exercised, to buy an additional 1,643,460 shares of common stock in the Company (the "Warrant Shares") for an exercise price of $447,818. Brooke will exercise the Warrant as soon as practicable after approval of the Amendments. In this transaction, the Company, as issuer, is selling shares of common stock to another public corporation in a private transaction, not in a public offering. As such, the Company claims exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated pursuant thereto.

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

John Van Engelen Employment Agreement
-------------------------------------

See description in Item 1.01 above.

Item 9.01.  Exhibits.

(d)  Exhibits

99.1 Joint Press Release issued by First American Capital Corporation and Brooke Corporation, dated December 8, 2006, entitled "Brooke Corporation and First American Capital Corporation Close Stock Transaction" is attached hereto as
     Exhibit 99.1.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 First American Capital Corporation
Date: December 8, 2006

                                 By:  /s/ Harland Priddle
                                      -----------------------------------------
                                      Name:  Harland Priddle
                                      Title: Chairman of the Board of Directors